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                                                                     Exhibit (h)

                               POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that N.A.J. Co., Ltd. (hereinafter referred to as the "Company"), a corporation organized and existing under the laws of Japan, and having its registered office at 7-1, Udagawacho, Shibuya-ku, Tokyo, Japan does hereby constitute, designate and appoint Mr. Lawrence M. Call, Mr. Lynn Lyall and Mr. Stephen A. Van Andel and each of them severally as its true and lawful agent, with full power of substitution and revocation, to represent and act for and in the name of the Company for the following purposes:

1) To prepare, execute and deliver the following agreements and documents after making necessary modifications thereto:

     (i) Tender Offer Statement on Schedule 14D-1 or any supplement or amendment thereto;

     (ii) Rule 13E-3 Translation Statement or any supplement or amendment thereto;

     (iii) Tender Offer Agreement with Amway Japan Limited ("AJL") and ALAP Hold Co., Ltd.;

     (iv) Shareholder and Voting Agreement with ALAP Hold Co., Ltd. and certain shareholders of AJL;

     (v)    Information Agreement with Georgeson Shareholder Communications
            Inc.;

     (vi)   Depositary Agreement with First Chicago Trust Company of New York;

     (vii) Dealer Manager Agreement with Morgan Stanley & Co. Incorporated and J.P. Morgan & Co.;

     (viii) Senior Bank Financing Commitment Letter, Senior Bank Financing Fee Letter and Credit Agreement with Morgan Guaranty Trust Company of New York and other parties thereto;

     (ix) Any and all agreements, certificates, documents and instruments necessary, appropriate or advisable relating to the shares of AJL to be filed or submitted to the New York Exchange, or any other U.S. or non-U.S. securities exchange or over the counter trading market;

     (x) Any and all documents required to be filed with any non-U.S. regulatory authority and any U.S. state securities commission or other regulatory authority; and

     (xi) Any and all such other agreements, certificates, documents and instruments necessary, desirable or appropriate for the implementation of a tender offer for shares of AJL by the Company and a merger between the Company and AJL following the tender offer.

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2)   To perform any and all other acts necessary or incidental to the performance of the foregoing powers herein granted.

IN WITNESS WHEREOF, the Company has caused this Power of Attorney to be executed in its name and on its behalf by its duly authorized director on this 12th day of November, 1999.

                                   N.A.J. Co., Ltd.


                                   By:/s/Gary K. Sumihiro
                                      -----------------------------
                                      Gary K. Sumihiro
                                      Representative Director




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